Exhibit 99.1

News Release
Sunoco LP Completes the Acquisition of BRENCO Marketing Corporation’s Fuel Distribution Business

DALLAS, October 16, 2018 - Sunoco LP (NYSE: SUN) (“Sunoco”) announced today the completion of the acquisition of BRENCO Marketing Corporation’s fuel distribution business for approximately $24 million plus working capital adjustments. The acquired wholesale fuels business distributes approximately 95 million gallons of fuel annually across a network of approximately 160 dealer and commission agent-operated locations and 100 commercial accounts in Central and East Texas.

The acquisition is consistent with Sunoco’s strategy of utilizing its scale to grow the core fuel distribution business. The transaction was funded using cash on hand and amounts available under Sunoco’s revolving credit facility.

About Sunoco LP
Sunoco LP (NYSE: SUN) is a master limited partnership that distributes motor fuel to approximately 9,900 retail stores, commission agent locations, independent dealers, commercial customers and distributors located in more than 30 states. SUN’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE)

Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

The information contained in this press release is available on our website at www.SunocoLP.com

Contacts
Scott Grischow
Senior Director - Investor Relations and Treasury
(214) 840-5660, scott.grischow@sunoco.com

Derek Rabe, CFA
Manager - Investor Relations, Strategy and Growth
(214) 840-5553, derek.rabe@sunoco.com

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